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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29,
2000

                      FIRST LIBERTY BANK CORP.
      (Exact name of registrant as specified in its charter)

        Pennsylvania                0-133312         23-2275242
 (State or other jurisdiction     (Commission      (IRS Employer
       of incorporation)          File Number)       Ident. No.)

645 Washington Ave., P.O. Box 39, Jermyn, PA          18433-0039
  (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (570)876-6500


                              N/A
(Former name or former address, if changed since last report.)

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Item 5.  Other Events.

     On November 29, 2000, First Liberty Bank Corp. ("First Liberty") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Community Bank System, Inc., a bank holding company based in DeWitt, New York ("CBSI"). Pursuant to the Merger Agreement, subject to the satisfaction of a number of conditions, First Liberty will merge (the "Merger") with and into CBSI, with CBSI being the surviving corporation, to create a bank holding company with consolidated assets of approximately $2.8 billion (assuming the completion of the pending merger between CBSI's bank subsidiary, Community Bank, N.A. ("Community Bank"), and The Citizens National Bank of Malone). Following the Merger, CBSI expects to merge First Liberty's bank subsidiary, First Liberty Bank & Trust ("First Liberty Bank"), with and into Community Bank, with Community Bank being the continuing bank.

     Community Bank, a national banking association, operates
67 banking offices primarily in northern New York.  At
September 30, 2000, without regard to its pending transaction with The Citizens National Bank of Malone, CBSI had approximately $1.97 billion in total assets, $1.46 billion in total deposits, $1.07 billion in total net loans and shareholders' equity of $121.98 million. CBSI common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (File No. 0-11716). Accordingly, CBSI files reports, statements and other information with the SEC, which contain additional information concerning CBSI. These reports, statements and other information are available from the SEC. CBSI common stock is listed on the New York Stock Exchange under the symbol "CBU."

     Under the Merger Agreement, each share of First Liberty common stock issued and outstanding at the time the Merger is consummated will be converted into 0.56 of a share of CBSI common stock and cash in lieu of fractional shares, if any.
CBSI also agreed to assume outstanding stock options to purchase shares of First Liberty common stock. Based on the number of shares of First Liberty common stock and stock options issued and outstanding on November 29, 2000, CBSI will issue approximately 3.6 million shares of its common stock and assume options to purchase approximately 44,000 shares of its common stock upon consummation of the Merger. The Merger is intended to constitute a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, and to qualify for accounting treatment as a pooling of interests. Based on the November 28, 2000 closing price of CBSI common stock as reported on the New York Stock Exchange, and including the options to be assumed, the transaction is valued at approximately $86.7 million.

     In the Merger Agreement, CBSI agreed to elect three of the current directors of First Liberty, Saul Kaplan, Peter A. Sabia and Harold Kaplan, to the Board of Directors of CBSI, one director to serve in each existing class of the CBSI Board. Subject to certain limitations, CBSI also agreed to renominate these individuals for at least one additional three-year term after expiration of their initial terms and to recommend their re-election by CBSI stockholders. Each of Messrs. Kaplan and Sabia will also serve on the Community Bank Board of Directors at any time that they are serving as CBSI directors.

     Following completion of the Merger, CBSI will establish a nine-member Advisory Board to advise CBSI and Community Bank on matters relating to markets served by First Liberty. The Advisory Board will consist of Sanford A. Belden, President and Chief Executive Officer of CBSI, and the following eight members of First Liberty's Board of Directors: Michael A.
Barbetti, C.P.A., Joseph P. Coviello, Esquire, William M. Davis, Fred J. Gentile, Robert T. Kelly, C.P.A., William K.
Nasser, Jr., C.P.A., Thomas G. Speicher, and Norman E.
Woodworth.

     It is a condition to closing that each of Steven R. Tokach and Joseph R. Solfanelli, executive officers of First Liberty, enters into a three-year employment agreement with CBSI and Community Bank, pursuant to which Mr. Tokach will serve as President and Chief Executive Officer of the division of Community Bank operating in the market areas in Pennsylvania previously served by the First Liberty Bank, and Mr. Solfanelli will serve as Executive Vice President and Chief Legal Officer of such division. In addition, William M. Davis, President of First Liberty and First Liberty Bank, is expected to serve as a consultant to Community Bank to assist in the integration of the two companies and to promote the business of Community Bank in the market areas formerly served by First Liberty.

     In connection with the execution and delivery of the Merger Agreement, First Liberty granted CBSI a stock option to acquire, under certain conditions, up to 19.9% of the issued and outstanding shares of common stock of First Liberty. In addition, each director and executive officer of First Liberty has entered into an agreement which requires him to vote in favor of the approval of the Merger Agreement and the Merger all of the shares of First Liberty common stock that he is entitled to vote.

     Consummation of the Merger is subject to a number of conditions, including the receipt of regulatory approvals and the approval of the respective stockholders of First Liberty and CBSI. Subject to the satisfaction of all conditions, the parties are working to complete the Merger in the second quarter of 2001.

     The foregoing descriptions of and references to all of the above-mentioned agreements are qualified in their entirety by reference to the complete texts of the agreements that are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

     Exhibit No.              Description

        2.1 Agreement and Plan of Merger, dated November 29, 2000, by and between Community Bank System, Inc. and First Liberty Bank Corp. (Incorporated herein by reference to Exhibit 2.1 of the Current Report on
                    Form 8-K filed by Community Bank System,
                    Inc. on December 6, 2000.)

       99.1 Form of Voting Agreement, dated November 29, 2000, by and between Community Bank System, Inc. and directors and executive officers of First Liberty Bank Corp. (Incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by Community Bank System, Inc. on December 6, 2000.)

       99.2 Stock Option Agreement, dated November 29, 2000, by and between Community Bank System, Inc. and First Liberty Bank Corp. (Incorporated herein by reference to
                    Exhibit 99.2 of the Current Report on
                    Form 8-K filed by Community Bank System,
                    Inc. on December 6, 2000.)

       99.3         Joint Press Release, dated November 29,
                    2000, issued by Community Bank System, Inc.
                    and First Liberty Bank Corp.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FIRST LIBERTY BANK CORP.

Dated:  December 6, 2000

                                /s/ William M. Davis
                                William M. Davis,
                                President



                         EXHIBIT INDEX

Exhibit
Number        Description

99.3          Joint press release, dated November 29, 2000, of
              Community Bank System, Inc. and Liberty Bank Corp.